Exhibit 10.3

FORM OF

EMPLOYEE MATTERS AGREEMENT

This EMPLOYEE MATTERS AGREEMENT (this “Agreement”) dated as of [●], 2016, is by and between AIR PRODUCTS AND CHEMICALS, INC., a Delaware corporation (“Air Products”) and VERSUM MATERIALS, a Delaware corporation (“Versum”). “Party” or “Parties” means Air Products or Versum, individually or collectively, as the case may be.

RECITALS:

WHEREAS, the Board of Directors of Air Products (the “Air Products Board”) has determined that it is appropriate, desirable and in the best interests of Air Products and its stockholders to separate the Versum Business from the other businesses conducted by Air Products and its Subsidiaries;

WHEREAS, in order to effect such separation, the Air Products Board has determined that it is appropriate, desirable and in the best interests of Air Products and its stockholders for Air Products to undertake the Internal Reorganization and, in connection therewith, effect the Contribution to Versum and that, in exchange therefor, Versum shall pay Air Products the Versum Financing Cash Distribution;

WHEREAS, following the completion of the Internal Reorganization and the Versum Financing Cash Distribution, Air Products will complete the Distribution;

WHEREAS, the Separation Agreement sets forth the terms and conditions applicable to the Distribution; and

WHEREAS, in furtherance of the foregoing, the Parties have entered into this Agreement, which is an Ancillary Agreement to the Separation Agreement, to govern the rights and obligations of the Parties with respect to employment, compensation, employee benefits and related matters in connection with the Transactions, and to ratify actions previously taken in connection with the Contribution, as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:

ARTICLE I

SCOPE OF AGREEMENT; DEFINITIONS

Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Separation Agreement entered into between the Parties, dated as of the date hereof (the “Separation Agreement”). For purposes of this Agreement the terms set forth below shall have the following meanings:

1.1 Air Products Deferred Compensation Program for Directors means the Air Products Deferred Compensation Program for Directors, as amended from time to time, offered as a program under the Air Products Stock Plan.

1.2 Air Products Defined Benefit Retirement Plans means the Air Products Pension Plan for Salaried Employees, the Pension Plan for Hourly-Rated Employees of Air Products and each other defined benefit pension plan maintained, sponsored, or contributed to by the Air Products Group.

1.3 Air Products Employee means an employee other than a Versum Employee who, on the Employee Transfer Date, is either actively employed by, or on leave of absence from, any member of the Air Products Group.

1.4 Air Products Flexible Benefits Plans means the Air Products Flexible Spending Account Plan.

1.5 Air Products Group means Air Products, each other Subsidiary of Air Products involved in the Transactions and each other Person that either (x) is controlled directly or indirectly by Air Products immediately after the Distribution or (y) becomes controlled by Air Products following the Distribution; provided, however, that neither Versum nor any other member of Versum Group shall be members of the Air Products Group.

1.6 Air Products Post-Distribution Stock Price shall have the meaning determined by the Management Development and Compensation Committee of the Air Products Board prior to the Separation Time for purposes of making the adjustments set forth in Article 11.

1.7 Air Products Pre-Distribution Stock Price shall have the meaning determined by the Management Development and Compensation Committee of the Air Products Board prior to the Separation Time for purposes of making the adjustments set forth in Article 11.

1.8 Air Products Stock Plan means the Air Products Long Term Incentive Plan, as amended from time to time, and any other plan, program or arrangement, pursuant to which employees and other service providers hold Options, Restricted Stock Units, Performance Shares, Restricted Shares, Director Deferred Stock Units or other Air Products equity incentives.

1.9 COBRA means the continuation coverage requirements for “group health plans” under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended from time to time, and as codified in Code Section 4980B and ERISA Sections 601 through 608.

1.10 Director Deferred Stock Unit means, when immediately preceded by “Air Products,” a contractual right to receive shares of Air Products common stock issued pursuant to the Air Products Deferred Compensation Program for Directors and the Air Products Stock Plan, and when immediately preceded by “Versum,” means a contractual right to receive shares of Versum common stock or the cash value thereof, which right is granted pursuant to the Versum Deferred Compensation Program for Directors and the Versum Stock Plan as set forth in Section 11.6.

1.11 DOL means the United States Department of Labor.

1.12 Employee Transfer Date means the latest of (i) the Distribution Date, (ii) the date on which the relevant employee is transferred to or accepts an offer of employment from a member of the Versum Group and (iii) the date on which the relevant employee’s employment automatically transfers to a member of the Versum Group pursuant to TUPE or other automatic transfer regulation.

1.13 ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.14 Final Determination means the final resolution of liability for any tax, which resolution may be for a specific issue or adjustment or for a taxable period, (i) by IRS Form 870 or 870-AD (or any successor forms thereto), on the date of acceptance by or on behalf of the taxpayer, or by a comparable form under the laws of a state, local, or foreign taxing jurisdiction, except that a Form 870 or 870-AD or comparable form shall not constitute a Final Determination to the extent that it reserves (whether by its terms or by operation of law) the right of the taxpayer to file a claim for refund or the right of the tax authority to assert a further deficiency in respect of such issue or adjustment or for such taxable period (as the case may be); (ii) by a decision, judgment, decree, or other order by a court of competent jurisdiction, which has become final and unappealable; (iii) by a closing agreement or accepted offer in compromise under Sections 7121 or 7122 of the Internal Revenue Code, or a comparable agreement under the laws of a state, local, or foreign taxing jurisdiction.

1.15 FMLA means the Family and Medical Leave Act of 1993, as amended from time to time.

1.16 Former Versum Employee means (i) any individual whose employment with Air Products and its Subsidiaries terminated prior to the Employee Transfer Date and who was, immediately prior to such termination, primarily devoting his or her working time to the Versum Business and (ii) those individuals set forth on Schedule 1.16.

1.17 Fringe Benefits means, when immediately preceded by “Air Products,” the Air Products fringe benefits, plans, programs and arrangements sponsored and maintained by Air Products and, when immediately preceded by “Versum,” any fringe benefits, plans, programs and arrangements to be established by Versum.

1.18 Health and Welfare Plans means, when immediately preceded by “Air Products,” the Air Products Health Plans, the Air Products Flexible Benefits Plans, and the other health and welfare plans established and maintained by Air Products or a Subsidiary and, when immediately preceded by “Versum,” the Versum Health Plans, the Versum Flexible Benefits Plans, and the other health and welfare plans to be established by Versum pursuant to Section 3.2.

1.19 Health Plans means, when immediately preceded by “Air Products,” the group health plans and such other health plans or programs, including medical, prescription drug, dental and vision plans and programs established and maintained by Air Products or a Subsidiary and, when immediately preceded by “Versum,” the group health plans and such other health plans or programs, including medical, prescription drug, dental and vision plans and programs to be established by Versum pursuant to Section 3.2.

1.20 Inactive Versum Employee means any Versum Employee who is not actively at work on the Employee Transfer Date because he or she is on approved short-term disability or other approved leave (other than vacation, bereavement or sick leave).

1.21 Leave of Absence Program means, when immediately preceded by “Air Products,” the personal, medical, military and FMLA leave and other leaves of absence required by applicable Law or offered from time to time under the personnel policies and practices of Air Products and when immediately preceded by “Versum,” the leave of absence programs to be established by Versum pursuant to Section 3.2 that correspond to the respective Air Products Leave of Absence Program.

1.22 Life Insurance Plan means, when immediately preceded by “Air Products,” the life insurance plan of Air Products, and when immediately preceded by “Versum,” the life insurance plan to be established by Versum pursuant to Section 3.2 that corresponds to the respective Air Products Life Insurance Plan.

1.23 Long-Term Disability Plan means, when immediately preceded by “Air Products,” the Air Products Long-Term Disability Plan and when immediately preceded by “Versum,” the long-term disability plan to be established by Versum pursuant to Section 3.2.

1.24 Nonqualified Plans means, when immediately preceded by “Air Products,” the Air Products Deferred Compensation Plan and the Supplementary Pension Plan of Air Products, each as may be amended from time to time, and, when immediately preceded by “Versum,” the Versum Deferred Compensation Plan to be established by Versum pursuant to Sections 3.2 and 7.1.

1.25 Option, when immediately preceded by “Air Products,” means an option to purchase Air Products common stock pursuant to the Air Products Stock Plan, and when immediately preceded by “Versum,” means an option to purchase shares of Versum common stock, which Option is granted pursuant to the Versum Stock Plan as set forth in Section 11.2.

1.26 Participating Company means, with respect to any Plan: (i) any Person (other than an individual) that Air Products has approved for participation in, has accepted participation in, and which is participating in, a Plan sponsored by Air Products; or (ii) any Person (other than an individual) which, by the terms of such Plan, participates in such Plan or any employees of which, by the terms of such Plan, participate in or are covered by such Plan.

1.27 Performance Share means, when immediately preceded by “Air Products,” a contractual right to receive shares of Air Products common stock or the cash value thereof, which right is subject to transfer restrictions or to employment and/or performance vesting conditions, issued pursuant to the Air Products Stock Plan, and when immediately preceded by “Versum 2014,” “Versum 2015” or “Versum 2016,” means a contractual right to receive shares of Versum common stock or the cash value thereof, which right is subject to transfer restrictions or to employment and/or performance vesting conditions and is issued pursuant to the Versum Stock Plan as set forth in Section 11.4.

1.28 Plan means any written or unwritten plan, policy, program, payroll practice, arrangement, contract, trust, insurance policy, or any agreement or funding vehicle providing compensation or benefits to employees, former employees or directors of a member of the Air Products Group or Versum Group; when immediately preceded by “Air Products,” the Air Products Plans and when immediately preceded by “Versum,” the plans to be established by Versum.

1.29 Plan Transition Date means the latest of (i) the Distribution Date, (ii) such date as agreed upon by the Parties and (iii) with respect to an individual Versum Employee, the Employee Transfer Date.

1.30 QDRO means a domestic relations order which qualifies under Section 414(p) of the Code and ERISA Section 206(d) and which creates or recognizes an alternate payee’s right to, or assigns to an alternate payee, all or a portion of the benefits payable to a participant under a plan qualified under Section 401(a) of the Code.

1.31 QMCSO means a medical child support order which qualifies under ERISA Section 609(a) and which creates or recognizes the existence of an alternate recipient’s right to, or assigns to an alternate recipient the right to, receive benefits for which a participant or beneficiary is eligible under any of the Health Plans.

1.32 Restricted Share means a share of Air Products common stock that possess voting and dividend rights but is subject to transfer restrictions or to employment and/or performance vesting conditions, issued pursuant to the Air Products Stock Plan.

1.33 Restricted Stock Unit means, when immediately preceded by “Air Products,” a contractual right to receive shares of Air Products common stock or the cash value thereof, which right is subject to transfer restrictions or to employment vesting conditions, issued pursuant to the Air Products Stock Plan, and when immediately preceded by “Versum,” means a contractual right to receive shares of Versum common stock or the cash value thereof, which right is subject to transfer restrictions or to employment vesting conditions and is granted pursuant to the Versum Stock Plan as set forth in Section 11.3.

1.34 Retiree Programs means the Air Products Medical Plan.

1.35 Retirement Eligible Versum Employee means those Versum Employees who are treated as separating from service with Air Products on the Distribution Date on or after reaching (i) the customary retirement age for such employee’s location (with a fully vested right to begin receiving immediate benefits under an employer sponsored retirement plan) or (ii) in the absence of an employer sponsored plan for such employee’s location, the customary retirement age under the applicable statutory plan. Retirement Eligible Versum Employees are set forth on Schedule 1.35.

1.36 Return Date means the date on which an Inactive Versum Employee returns to active employment.

1.37 Savings Plans means, when immediately preceded by “Air Products,” the Air Products Retirement Savings Plan and the Air Products 401(k) Plan, each a defined contribution plan, and when immediately preceded by “Versum,” means the defined contribution plan funded by a trust that is qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a), to be established by Versum pursuant to Section 3.2 and Article 6.

1.38 Separation Agreement has the meaning set forth in the recitals.

1.39 Short-Term Disability Plan means, when immediately preceded by “Air Products,” the Air Products Salary Continuation policy (or, where an employee works in a state that offers a statutory state short-term disability plan, then “Short-Term Disability Plan” refers to the alternative voluntary state disability plan offered under the Short-Term Disability Plan) and when immediately preceded by “Versum,” means the short-term disability plan to be established by Versum pursuant to Section 3.2.

1.40 Transitional Employee means those Versum Employees set forth on Schedule 1.40.

1.41 TUPE means in any relevant European jurisdiction the relevant statutory provision or law which implements the EU Acquired Rights Directive (No. 77/187).

1.42 Versum Deferred Compensation Plan shall have the meaning set forth in Subsection 7.1(b)(ii).

1.43 Versum Deferred Compensation Program for Directors means the Deferred Compensation Program for Directors adopted by Versum prior to the Separation Time and offered as a program under the Versum Stock Plan.

1.44 Versum Defined Benefit Retirement Plans shall have the meaning set forth in Section 5.1(c).

1.45 Versum Employee means (i) any individual who is employed by a member of the Versum Group immediately prior to the Separation Time (including any individual who becomes employed by a member of the Versum Group prior to the Separation Time as a result of such individual’s transfer to or acceptance of an offer of employment from a member of the Versum Group or the automatic transfer of such individual’s employment to a member of the Versum Group pursuant to TUPE or other automatic transfer regulation), (ii) any individual who automatically becomes employed by a member of the Versum Group as a result of TUPE or other automatic transfer regulation simultaneously with the Separation Time and (iii) any individual who accepts an offer of employment from a member of the Versum Group as of the applicable Employee Transfer Date.

1.46 Versum Flexible Benefits Plans means the Versum Flexible Spending Account Plan to be established by Versum pursuant to Section 3.2.

1.47 Versum Group means Versum, each Transferred Entity, each other Subsidiary of Versum and each other Person that either (i) is controlled directly or indirectly by Versum immediately after the Distribution or (ii) becomes controlled by Versum following the Distribution.

1.48 Versum Stock Plan means the Versum Materials, Inc. Long-Term Incentive Plan adopted by Versum prior to the Separation Time.

1.49 Versum Stock Price shall have the meaning determined by the Management Development and Compensation Committee of the Air Products Board prior to the Separation Time for purposes of making the adjustments set forth in Article 11.

1.50 Versum WC Claims shall have the meaning set forth in Subsection 8.6(b)(i).

ARTICLE II

GLOBAL PROVISION; GENERAL ALLOCATION OF LIABILITIES

2.1 In General. All provisions herein shall be subject to the requirements of all applicable Law and any collective bargaining, works council or similar agreement or arrangement with any labor union. In the event that any provision herein sets forth the treatment of a plan and no Versum Employees in a particular jurisdiction participate in such plan, such provision shall not apply with respect to such jurisdiction.

2.2 Employee Liabilities. On the applicable Employee Transfer Date, Versum or another member of the Versum Group shall assume and thereafter shall pay, perform, fulfill, and discharge, except as expressly provided in this Agreement (including, without limitation, Section 2.3), (i) all employment or service-related Liabilities with respect to all Versum Employees (and their dependents and beneficiaries) accrued and arising before, on and after the applicable Employee Transfer Date, and (ii) any Liabilities expressly transferred to Versum or a Versum Group member under this Agreement or the Transition Services Agreement. On the applicable Employee Transfer Date, Air Products or another member of the Air Products Group shall assume and thereafter shall pay, perform, fulfill, and discharge, except as expressly provided in this Agreement, (i) all employment or service-related Liabilities with respect to all Air Products Employees (and their dependents and beneficiaries) accrued and arising before, on and after the applicable Employee Transfer Date, and (ii) any Liabilities expressly retained by Air Products or an Air Products Group member under this Agreement or the Transition Services Agreement. Air Products shall indemnify Versum for any Liabilities assumed by Versum or another member of the Versum Group pursuant to this Section 2.2 with respect to any Transitional Employees (and their respective dependents and beneficiaries).

2.3 Plan Liabilities. Air Products and Versum intend that Air Products and/or the applicable Air Products Plan shall retain and be responsible for any Liabilities incurred with respect to Versum Employees under all Air Products Plans prior to the applicable Plan Transition Date, except (i) as set forth in Articles V or VI of this Agreement, (ii) where such Liability is reflected in the financial statements of the Versum Group and (iii) as set forth on Schedule 2.3. An allocation of Versum costs incurred prior to the Plan Transition Date (calculated as set forth in the Transition Services Agreement) shall be charged back to Versum.

ARTICLE III

GENERAL PLAN MATTERS

3.1 Air Products Plans.

(a) Employee Participation. Effective as of the applicable Plan Transition Date, all Versum Employees shall cease participating in any Air Products Plans and shall cease accruing benefits in respect of such plans.

(b) Versum Participation in Air Products Plans. Until the applicable Plan Transition Date, Versum shall continue to be a Participating Company in the Air Products Health and Welfare Plans, the Air Products Savings Plans, the Air Products Fringe Benefits, the Air Products Life Insurance Plan, the Air Products Long-Term Disability Plan and such other Air Products Plans in which Versum Employees participate, subject to the terms and conditions provided herein and in said Plans.

(c) Air Products’ General Obligations as Plan Sponsor. Air Products shall continue to administer, or cause to be administered, the Air Products Plans, and shall have the sole and absolute discretion and authority to interpret the Air Products Plans, as set forth therein, subject to the specific arrangements provided in this Agreement. Air Products shall administer all claims incurred under the Air Products Plans. Any determination made or settlements entered into by Air Products with respect to such claims shall be final and binding.

(d) Versum’s General Obligations as Participating Company. With respect to any Air Products Plan that provides benefits to a Versum Employee, whether by virtue of Section 3.1(b) above or by virtue of such Versum Employee having accrued benefits in any Air Products Plan while an employee of the Air Products Group, Versum will cooperate, before and after the Plan Transition Date, with Air Products on a timely basis with respect to such Plans, and Versum shall comply with the terms as set forth in such Plans or any procedures adopted pursuant thereto, including (without limitation): (i) assisting in the administration of claims, to the extent requested by the claims administrator of said Air Products Plan; (ii) cooperating fully with Air Products Plan auditors; (iii) the provision of payroll processing support; (iv) the qualification and administration of QDROs; (v) preserving the confidentiality of all financial arrangements Air Products has or may have with any entity or individual with whom Air Products has entered into an agreement relating to said Air Products Plan; and (vi) preserving the confidentiality of participant information to the extent not specified otherwise in this Agreement. In addition, Versum shall provide, or cause to be provided, all participant information that is necessary or appropriate for the efficient and accurate administration of each Air Products Plan or program that provides or has provided benefits to a Versum Employee during the respective period applicable to such Plan (including, without limitation, information related to the employment status of Versum Employees required to administer the Air Products Nonqualified Plans). Air Products and its respective authorized agents shall, subject to applicable laws of confidentiality and data protection, be given reasonable and timely access to, and may make copies of, all information relating to the subjects of this Agreement in the custody of the other party or its agents, to the extent necessary or appropriate for the administration of said Plans or programs.

(e) Reporting and Disclosing Communications to Participants. While Versum is a Participating Company in any of the Air Products Plans (which, for the avoidance of doubt, shall not include, expressly or by implication, participation in any of the Air Products Defined Benefit Retirements Plans subject to UK laws), Air Products shall take, or cause to be taken, all actions necessary or appropriate to facilitate the distribution of all Air Products Plan-related communications and materials to participating Versum Employees and their beneficiaries, including (without limitation) notices and enrollment material for the Air Products Plans. To the extent that Air Products fails to take such action which results in the failure of a distribution of required disclosure materials in connection with an Air Products Plan which results in any Liability to Versum, Air Products shall indemnify Versum for such Liability. Versum shall provide all information needed by Air Products to facilitate such Air Products Plan-related communications. Versum shall take, or cause to be taken, all actions necessary or appropriate to facilitate the distribution of all Air Products Plan-related communications and materials to participating Versum Employees and their beneficiaries. To the extent that Versum fails to take such action which results in the failure of a distribution of required disclosure materials in connection with an Air Products Plan which results in any Liability to Air Products, Versum shall indemnify Air Products for such Liability.

(f) Air Products Under No Obligation to Maintain Plans. Nothing in this Agreement shall preclude Air Products, at any time, from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any Air Products Plan, any benefit under any Air Products Plan or any trust, insurance policy or funding vehicle related to any Air Products Plan. To the extent that any such amendment, modification, termination or elimination of an Air Products Plan results in any Liability to Versum, Air Products shall indemnify Versum for such Liability.

3.2 Versum Plans.

(a) Establishment of Versum Plans. Effective as of the applicable Plan Transition Date, the Parties shall cause Versum to cease being a Participating Company in the Air Products Plans (which, for the avoidance of doubt, shall not include, expressly or by implication, participation in any of the Air Products Defined Benefit Retirement Plans subject to UK laws) and Versum, or another member of Versum Group, shall adopt the Versum Health and Welfare Plans, the Versum Savings Plan, the Versum Fringe Benefits, the Versum Life Insurance Plan, the Versum Long-Term Disability Plan, the Versum Short-Term Disability Plan, the Versum Nonqualified Plans and such other Versum Plans as may be determined to be appropriate by the Parties.

(b) Cooperation in Establishment of Versum Plans. Prior to the applicable Plan Transition Date, Air Products and Versum shall cooperate to establish Versum Plans and the related insurance contracts, third party service provider agreements and other related agreements and arrangements.

(c) Versum Under No Obligation to Maintain Plans. Nothing in this Agreement shall preclude Versum from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any Versum Plan, any benefit under any Versum Plan or any trust, insurance policy or funding vehicle related to any Versum Plan. To the extent that any such amendment, modification, termination or elimination of a Versum Plan results in any Liability to any member of the Air Products Group, Versum shall indemnify such Air Products Group member for such Liability.

(d) Transfers of Plan Assets. Except as otherwise specified in Articles V and VI, nothing in this Agreement shall require Air Products to transfer any Assets of any member of the Air Products Group or any Air Products Plan.

3.3 Terms of Participation by Versum Employees in Versum Plans.

(a) Non-Duplication of Benefits. The Versum Plans shall be, with respect to Versum Employees, in all respects the successors in interest to, and shall not provide benefits that duplicate benefits provided by, the corresponding Air Products Plans. Air Products and Versum shall agree on methods and procedures, including amending the respective Plan documents, to prevent Versum Employees from receiving duplicate benefits from the Air Products Plans and Versum Plans.

(b) Service Credit. Versum shall credit service accrued by Versum Employees with, or otherwise recognized for purposes of benefit plans, programs, policies or arrangements by Air Products as of the applicable Plan Transition Date under Versum Group severance programs, vacation programs, Versum Defined Benefit Retirement Plans maintained outside of the United States, and as otherwise required by Law.

ARTICLE IV

EMPLOYMENT MATTERS FOR TRANSFERRED EMPLOYEES

4.1 Liabilities Related to Transfers of Employment.

(a) No Acceleration of Entitlements; No Severance. Except as otherwise required by applicable Law in any jurisdiction, no provision of this Agreement, the Separation Agreement, or any Ancillary Agreement shall be construed to create any right, or accelerate entitlement, to any compensation or benefit whatsoever on the part of any Versum Employee, Versum Employee or other future, present or former employee of Air Products or Versum under any Air Products Plan or Versum Plan, applicable Law or otherwise.

(b) Assumption of Liability. Air Products shall retain and be solely responsible for the administration of severance, indemnity or other termination pay or other similar benefits in accordance with the terms and conditions of the applicable Air Products severance plan or policy in effect as of the date of the applicable termination of employment (“Severance Liabilities”) (i) relating to or resulting from Versum Group’s failure to offer employment to any Versum Employee or any employee set forth on Schedule 4.1(b) (or failure to continue the employment of any Versum Employee prior to the Plan Transition Date) or failure to offer or continue employment on terms and conditions which would preclude any claims of constructive dismissal or similar claims under any applicable Law or other failure to comply with the terms of this Agreement prior to the Plan Transition Date or (ii) where such severance, indemnity or termination pay or other benefits are required to be paid under applicable Law or an Air Products Plan upon the Employee Transfer Date without regard to such terms and conditions or such continuation of employment. To the extent that any such Severance Liabilities are incurred by any member of the Air Products Group, Versum shall indemnify such Air Products Group member for such Liability.

4.2 Assumption of Employment Agreements; Certain Other Terms of Employment. As of the applicable Employee Transfer Date, Versum or another member of Versum Group shall have used reasonable efforts to assume, whether by agreement or, if applicable, mandatory law, all employment agreements and other individual agreements entered into between a Versum Employee and a member of the Air Products Group (except where a Versum Employee has entered into an agreement with the Versum Group superseding agreements in effect prior to the Employee Transfer Date), and Versum shall indemnify and hold harmless Air Products and each member of the Air Products Group against any Liabilities pursuant to any such agreement. Each Versum Employee shall be required at the request of Versum to execute a new agreement regarding confidential information and proprietary developments in a form approved by Versum. In addition, nothing in the Separation Agreement, this Agreement or any Ancillary Agreement should be construed to change the at-will status of any of the employees of the Air Products Group or Versum Group. For the avoidance of doubt, nothing in this Agreement is intended to create an “at-will” employment status in respect of any of the employees of the Air Products Group where such “at-will” status does not already apply during their employment within the Air Products Group.

4.3 Consultation with Unions; Collective Bargaining Agreements. The Parties shall cooperate to inform and consult with any union representatives to the extent required by Law or an applicable collective bargaining, works council or similar agreement or arrangement with any labor union or works council or which covers Versum Employees as of the Separation Time. As of the Separation Time, Versum, or another member of Versum Group, shall have assumed any collective bargaining agreements, works council or similar agreement or arrangement in effect as of the Separation Time with respect to any Versum Employee, and Versum shall indemnify and hold harmless Air Products and each member of the Air Products Group against any Liabilities pursuant to any such agreement.

4.4 Employees with Work Visas or Permits; License to Do Business. Notwithstanding anything to the contrary in Section 4.1, Versum Employees who, at the Separation Time, are employed pursuant to a work or training visa or permit which authorizes employment only by a member of the Air Products Group shall, to the extent required by applicable Law, remain employed by such member of the Air Products Group (providing services to Versum by secondment agreement to be entered into between the Parties) until the visa or permit is amended or a new visa or permit is granted to authorize employment by a member of Versum Group. At the time such amended or new visa is issued, such Versum Employees shall become Versum Employees.

4.5 Tax Equalization. Notwithstanding anything to the contrary in Section 4.1, with respect to any Versum Employee entitled to receive tax equalization benefits under a tax equalization program in connection with any assignment outside such employee’s home country, Air Products shall be solely responsible for or receive the benefits of any taxes payable or amounts refunded prior to the Separation Time with respect to such employee pursuant to such tax equalization program, and Versum or another member of Versum Group shall assume responsibility for or receive the benefits of any taxes payable or amounts refunded following the Separation Time with respect to such employee pursuant to such tax equalization program.

4.6 Warn Act and Other Notices. Versum shall provide any required notice under the Worker Adjustment and Retraining Notification Act (“WARN”) and any similar foreign, state, local or other applicable Law and otherwise to comply with any such requirement with respect to any “plant closing” or “mass layoff” (as defined in WARN) or similar event occurring on or after the Separation Time and affecting Versum Employees. Versum shall indemnify and hold harmless the members of the Air Products Group against any such Liabilities relating to WARN and any similar state or other applicable Law with respect to the Distribution and any events occurring on or after the Separation Time.

ARTICLE V

DEFINED BENEFIT PLANS

5.1 Defined Benefit Plans Generally.

(a) Participation. From and after the Plan Transition Date, no Versum Employee shall accrue any additional benefits under the Air Products Defined Benefit Retirement Plans.

(b) Assumption of Liabilities. Except as set forth on Schedule 5.1(b), no member of the Versum Group shall assume any Liability with respect to the Air Products Defined Benefit Retirement Plans; provided, however, that, to the extent that (i) any act or omission of Versum directly results in the inability of Air Products to administer the Air Products Defined Benefit Retirement Plans in compliance with the respective plan terms with respect to any Versum Employee who participated under the Air Products Defined Benefit Retirement Plans and (ii) any related Liability is imposed on any member of the Air Products Group, Versum shall indemnify such Air Products Group member for such Liability. To the extent that (i) any act or omission of Air Products directly results in the inability of Air Products to administer the Air Products Defined Benefit Retirement Plans in compliance with the respective plan terms with respect to any Versum Employee who participated under the Air Products Defined Benefit Retirement Plans and (ii) any related Liability is imposed on any member of Versum Group, Air Products shall indemnify such Versum Group member for such Liability.

(c) Versum Defined Benefit Retirement Plans. Versum shall establish a defined benefit retirement plans in each jurisdiction set forth on Schedule 5.1(c) (the “Versum Defined Benefit Retirement Plans”), effective as of the Plan Transition Date. Versum shall be responsible for taking all necessary, reasonable and appropriate action to establish, maintain and administer the Versum Defined Benefit Retirement Plans so that they comply with applicable laws. Upon the Employee Transfer Date, Versum Employees set forth on Schedule 5.1(c) shall be eligible to commence participation in the Versum Defined Benefit Retirement Plans. Any minimum age or service requirements contained in the Versum Defined Benefit Retirement Plans with respect to eligibility to participate generally or eligibility to share in any employer contributions under such plan shall be waived or deemed satisfied for Versum Employees to the extent waived or satisfied under the Air Products Defined Benefit Retirement Plans immediately prior to the Employee Transfer Date.

(d) Transfer of Air Products Defined Benefit Retirement Plans Assets. Not later than thirty (30) days following the Plan Transition Date (or such later time as mutually agreed by the Parties), Air Products shall cause the accounts in the Air Products Defined Benefit Retirement Plans set forth on Schedule 5.1(d) attributable, in each case, to Versum Employees set forth on Schedule 5.1(d) as of the Plan Transition Date and all of the Assets in the Air Products Defined Benefit Retirement Plans related thereto to be transferred in-kind to the Versum Defined Benefit Retirement Plans, and Versum shall cause the Versum Defined Benefit Retirement Plans to accept such transfer of accounts and underlying Assets and, effective as of the date of such transfer, to assume and to fully perform, pay and discharge, all obligations of the Air Products Defined Benefit Retirement Plans relating to the accounts of Versum Employees (to the extent the Assets related to those accounts are actually transferred from the Air Products Defined Benefit Retirement Plans to the Versum Defined Benefit Retirement Plans).

5.2 Separation from Service; Vesting; Grow-in. Air Products or another member of the Air Products Group shall amend the Air Products Defined Benefit Retirement Plans to provide that Versum Employees shall be vested in their accrued benefits under the Air Products Defined Benefit Retirement Plans as of the Employee Transfer Date.

ARTICLE VI

DEFINED CONTRIBUTION PLANS

6.1 United States Defined Contribution Plan.

(a) Air Products Savings Plans. Air Products or another member of the Air Products Group shall amend (or cause to be amended) the Air Products Savings Plans to provide that: (i) Versum Employees shall be 100% vested in their account balances under the Air Products Savings Plans as of the Plan Transition Date; and (ii) effective as of the Plan Transition Date, Versum Employees shall cease participation in, and no longer be eligible for employer contributions under, the Air Products Savings Plans, except that any employer contributions with respect to benefits earned for services rendered prior to the Plan Transition Date that have not been deposited and allocated to the Air Product Savings Plan accounts of Versum Employees as of the Plan Transition Date shall be deposited and allocated to such accounts as soon as reasonably practicable following the Plan Transition Date.

(b) Versum Savings Plan. Versum shall establish a qualified defined contribution plan (the “Versum Savings Plan”), effective as of the Plan Transition Date. Versum shall be responsible for taking all necessary, reasonable and appropriate actions to establish, maintain and administer the Versum Savings Plan so that it is qualified under Section 401(a) of the Code and that the related trust thereunder is exempt from tax under Section 501(a) of the Code, and as soon as reasonably practicable following the Plan Transition Date, Versum shall take all steps reasonably necessary to obtain a favorable determination or opinion from the IRS as to such qualification. Effective as of the Plan Transition Date, Versum Employees shall be eligible to commence participation in Versum Savings Plan. Except as provided on Schedule 6.1(b), Versum shall cause the Versum Savings Plan to credit prior service accrued with Air Products or a member of the Air Products Group prior to the Plan Transition Date for purposes of satisfying any minimum service requirements contained in the Versum Savings Plan with respect to eligibility to participate generally, eligibility to share in any employer contributions and vesting under such plan with respect to Versum Employees.

(c) Transfer of Air Products Savings Plan Assets. Not later than thirty (30) days following the Plan Transition Date (or such later time as mutually agreed by the Parties), Air Products shall cause the accounts (including any outstanding participant loan balances) in the Air Products Savings Plans attributable, in each case, to Versum Employees as of the Plan Transition Date and all of the Assets in the Air Products Savings Plans related thereto (including any outstanding loans) to be transferred in-kind to the Versum Savings Plan, and Versum shall cause the Versum Savings Plan to accept such transfer of accounts and underlying such Assets and, effective as of the date of such transfer, to assume and to fully perform, pay and discharge, all obligations of the Air Products Savings Plans relating to the accounts of Versum Employees (to the extent the Assets related to those accounts are actually transferred from the Air Products Savings Plans to the Versum Savings Plan). The transfer of Assets shall be conducted in accordance with Section 414(1) of the Code, Treasury Regulation Section 1.414(1)-1 and Section 208 of ERISA. During the period after the Plan Transition Date and before such transfer of Assets has been completed, with respect to any Versum Employee who has an outstanding participant loan balance under the Air Products Savings Plans, Versum shall withhold, or cause to be withheld, from each such Versum Employee’s pay such amounts as are required to make payments on such outstanding loan in accordance with its terms and timely remitted such amounts, as directed by the administrator of the Air Products Savings Plans, for crediting under the Air Products Savings Plans in respect of such loan, and Air Products shall cause such administrator to apply such amounts in satisfaction of such loan.

(d) Form 5310-A. No later than thirty (30) days prior to the Plan Transition Date, Air Products and Versum shall, to the extent necessary, cooperate to file, or cause to be filed, IRS Form 5310-A regarding the transfer of Assets and Liabilities from the Air Products Savings Plans to the Versum Savings Plan as provided in this Article 6.

(e) Employer Securities. Air Products and Versum each presently intend to preserve the right, for a period of time, of Versum Employees and Air Products Employees to receive distributions in kind from, respectively, the Versum Savings Plan and the Air Products Savings Plans, if, and to the extent, investments under such plans are comprised of Versum common stock or Air Products common stock. Each of Versum and Air Products shall determine the extent to which and when Air Products common stock (in the case of the Versum Savings Plan) and Versum common stock (in the case of the Air Products Savings Plans) shall cease to be investment alternatives thereunder.

6.2 Defined Contribution Plans Outside of the United States.

(a) Versum Non-US Savings Plan. Versum shall establish defined contribution plans for the benefit of Versum Employees primarily providing services outside of the United States in each of the jurisdictions set forth on Schedule 6.2(a) (the “Versum Non-US Savings Plans”), effective as of the Plan Transition Date. Versum shall be responsible for taking all necessary, reasonable and appropriate action to establish, maintain and administer the Versum Non-US Savings Plan so that it complies with local laws. Upon the Plan Transition Date, Versum Employees primarily providing services outside of the United States shall be eligible to commence participation in the Versum Non-US Savings Plan. Any minimum age or service requirements contained in the Versum Non-US Savings Plan with respect to eligibility to participate generally or eligibility to share in any employer contributions under such plan shall be waived or deemed satisfied for participating Versum Employees to the extent waived or satisfied under the applicable Air Products defined contribution plan (the “Air Products Non-US Savings Plans”) immediately prior to the Plan Transition Date.

(b) Transfer of Air Products Non-US Savings Plan Assets. Not later than thirty (30) days following the Plan Transition Date (or such later time as mutually agreed by the Parties), Air Products shall cause the accounts in the Air Products Non-US Savings Plans set forth on Schedule 6.2(b) attributable, in each case, to Versum Employees primarily providing services outside of the United States as of the Plan Transition Date and all of the Assets in the Air Products Non-US Savings Plans related thereto to be transferred in-kind to the Versum Non-US Savings Plans, and Versum shall cause the Versum Non-US Savings Plans to accept such transfer of accounts and underlying Assets and, effective as of the date of such transfer, to assume and to fully perform, pay and discharge, all obligations of the Air Products Non-US Savings Plans relating to the accounts of participating Versum Employees (to the extent the Assets related to those accounts are actually transferred from the Air Products Non-US Savings Plans to the Versum Non-US Savings Plans).

ARTICLE VII

NON-QUALIFIED PLANS

7.1 Air Products Nonqualified Plans.

(a) In General. Except as set forth in Section 7.1(b), no member of the Versum Group shall assume any Liability with respect to any Air Products Nonqualified Plan. The treatment of benefits under any Nonqualified Plan shall comply with Section 409A of the Code, to the extent subject thereto, and shall be paid in accordance with such plan.

(b) Deferred Compensation Plan and Supplementary Pension Plan.

(i) Air Products or another member of the Air Products Group shall amend the Air Products Deferred Compensation Plan and the Supplementary Pension Plan of Air Products to provide that Versum Employees shall be 100% vested in their account balances under the Air Products Deferred Compensation Plan and the Supplementary Pension Plan of Air Products as of the Plan Transition Date. Effective as of the Plan Transition Date, Versum Employees shall not be eligible to continue actively participating in the Supplementary Pension Plan of Air Products.

(ii) Effective as of the Plan Transitions Date, (i) Versum shall adopt a deferred compensation plan to benefit eligible Versum Employees who were participants in, or were eligible to accrue benefits under, the Air Products Deferred Compensation Plan (the “Versum Deferred Compensation Plan”) and (ii) Versum Employees shall not be eligible to continue actively participating in the Air Products Deferred Compensation Plan. Air Products shall cause the Air Products Deferred Compensation Plan to recognize and maintain all deferral elections with respect to Versum Employees who participate in the Air Products Deferred Compensation Plan prior to the Plan Transition Date.

(iii) No Versum Group member shall assume any Liability allocable to Versum Employees under the Air Products Deferred Compensation Plan or the Supplementary Pension Plan; provided, however, that, to the extent that (i) any act or omission of Versum directly results in the inability of Air Products to administer the Air Products Deferred Compensation Plan or the Supplementary Pension Plan in compliance with Section 409A of the Code or any other Law or regulation and the terms of the respective Plan with respect to any Versum Employee who participated under the Air Products Deferred Compensation Plan or the Supplementary Pension Plan and (ii) any related Liability is imposed on any member of the Air Products Group, Versum shall indemnify such Air Products Group member for such Liability. To the extent that (i) any act or omission of Air Products directly results in the inability of Air Products to administer the Air Products Deferred Compensation Plan or the Supplementary Pension Plan in compliance with Section 409A of the Code or any other Law or regulation and the terms of the respective Plan with respect to any Versum Employee who participated under the Air Products Deferred Compensation Plan or the Supplementary Pension Plan and (ii) any related Liability is imposed on any member of Versum Group, Air Products shall indemnify such Versum Group member for such Liability.

ARTICLE VIII

HEALTH AND WELFARE PLANS

8.1 Allocation of Life Insurance Liabilities. Each Air Products Life Insurance Plan shall retain all Liabilities with respect to covered life insurance claims incurred prior to the Plan Transition Date by Versum Employees and their dependents. The applicable Versum Life Insurance Plan shall be responsible for all Liabilities with respect to life insurance claims incurred after the Plan Transition Date by Versum Employees and their dependents, it being understood that the provisions of this Section 8.1 shall not require any member of Versum Group to maintain a plan providing life insurance benefits (except to the extent required by law). For these purposes, a claim shall be deemed to have occurred on the date of the death of the insured person.

8.2 Health and Welfare Plan Liabilities. The Air Products Health and Welfare Plans shall retain all Liabilities with respect to covered claims incurred prior to the Plan Transition Date by Versum Employees and their dependents. The Versum Health and Welfare Plans shall assume all Liabilities with respect to covered claims incurred on or after the Plan Transition Date by all Versum Employees and their dependents. For these purposes, a claim shall be deemed to have occurred at the time professional services, equipment or prescription drugs covered by the applicable plan are obtained by the insured person.

8.3 Coverage and Contribution Elections. As of the Plan Transition Date, Versum shall cause Versum Health and Welfare Plans to recognize and maintain all coverage and contribution elections made by Versum Employees under the corresponding Air Products Health and Welfare Plans and apply such elections under the Versum Health and Welfare Plans for the remainder of the period or periods for which such elections are by their terms applicable. All waiting periods and pre-existing condition exclusions and actively-at-work requirements shall be waived with respect to Versum Employees who were not subject to any such waiting periods, exclusions or requirements under the corresponding Air Products Health and Welfare Plan in which such employees participate immediately prior to the Plan Transition Date. For the avoidance of doubt, nothing herein shall prevent Versum from conducting open enrollment and accepting elections under the Versum Health and Welfare Plans during any open enrollment period occurring after the Plan Transition Date.

8.4 COBRA. The Air Products Group shall be responsible for compliance with the health care continuation coverage requirements of COBRA and the Air Products Health and Welfare Plans with respect to Former Versum Employees and qualified beneficiaries (as such term is defined under COBRA) who become eligible and elect to receive continuation health care coverage prior to the Plan Transition Date. Versum or another member of Versum Group shall provide Air Products with all necessary employee change notices and related information for covered dependents, spouses, qualified beneficiaries, and alternate recipients pursuant to any QMCSOs, in accordance with applicable Air Products COBRA policies and procedures. Effective as of the Plan Transition Date, the Versum Group shall be solely responsible for compliance with the health care continuation coverage requirements of COBRA under the Versum Health and Welfare Plans for Versum Employees and their qualified beneficiaries who become eligible or elect to receive continuation health care coverage on or following the Plan Transition Date.

8.5 Leave of Absence Programs and FMLA. Effective as of the Plan Transition Date, (i) the Versum Group shall honor all terms and conditions of leaves of absence that have been granted by Air Products to any Versum Employee under an Air Products Leave of Absence Program or FMLA or other applicable Law regarding leave of absence before the Plan Transition Date, including such leaves that are to commence after the Plan Transition Date; (ii) the Versum Group shall be solely responsible for administering any such leave of absence and complying with FMLA and other applicable laws regarding leave of absence with respect to Versum Employees; and (iii) the Versum Group shall recognize all periods of service of Versum Employees with the members or the Air Products Group, as applicable, to the extent such service is recognized by the members of the Air Products Group for the purpose of eligibility for leave entitlement under the Air Products Leave of Absence Programs and FMLA and other applicable Laws; provided, however, that no duplication of benefits shall be required by the foregoing.

8.6 Air Products Workers’ Compensation Program.

(a) Assumption of Liabilities. Versum shall procure workers’ compensation insurance policies on behalf of Versum Employees, to be effective as of the Plan Transition Date. Versum or another member of the Versum Group shall assume all Liabilities with respect to workers’ compensation claims made before, on or after the Plan Transition Date by all Versum Employees. For these purposes, a claim shall be deemed to have been made at the time the covered person applies for benefits.

(b) Administration of Claims.

(i) Through the Plan Transition Date, the Air Products Group shall continue to be responsible for the administration of all workers’ compensation claims that are, or have been, made before the Plan Transition Date by Versum Employees (the “Versum WC Claims”) and have been historically administered by Air Products or its third party administrator. The Versum Group shall promptly reimburse the Air Products Group for any and all direct and indirect costs and expenses related to any such administration.

(ii) Effective as of the Plan Transition Date, the Versum Group shall, to the extent legally permissible under the applicable state’s workers’ compensation Laws, be responsible for the administration of all Versum WC Claims, and if not legally permissible, the Air Products Group shall be responsible for the administration of all Versum WC Claims not administered by Versum pursuant to this Subsection 8.6(b)(ii). Any determination made, or settlement entered into, by or on behalf of either party or its insurance company with respect to Versum WC Claims for which it is administratively responsible shall be final and binding upon the other party. The Versum Group shall promptly reimburse the Air Products Group for any and all direct and indirect costs and expenses related to any such settlement.

ARTICLE IX

RETIREE PROGRAMS

9.1 Retiree Programs. No member of the Versum Group shall assume any Liability with respect to any Retiree Programs. Following the Plan Transition Date, no Versum Employee shall accrue any additional benefits under the Retiree Programs. Air Products shall provide or cause to be provided to each Versum Employee (and his or her eligible dependents) who was eligible to retire on or immediately prior to the Plan Transition Date and, upon such retirement, would have satisfied the eligibility requirements for retiree welfare coverage set forth in the applicable Retiree Program, with retiree welfare benefits and coverage following such Versum Employee’s retirement from Versum Group, with such benefits to be provided under the Retiree Program that was applicable to such Versum Employee immediately prior to the Plan Transition Date, as such applicable Retiree Program may be amended from time to time following the Plan Transition Date as if such Versum Employee had remained employed with Air Products through the applicable retirement date. The provisions of this Section 9.1 shall not be construed to require any member of the Air Products Group to maintain a Retiree Program or to prevent the amendment in any manner of any Retiree Program. The participation by any Versum Employee in a Retiree Program shall be subject to such right of amendment or termination.

ARTICLE X

CASH BONUS PLANS

10.1 Cash-Based Incentive Plans. Effective as of the Separation Time, Versum shall establish an annual bonus or other cash-based incentive compensation plan for the benefit of eligible Versum Employees. Versum shall be responsible for the annual bonus and other cash-based incentive compensation payable to Versum Employees in respect of each performance period for which such incentive compensation has not been paid, whether completed prior to or following the Separation Time.

ARTICLE XI

EQUITY COMPENSATION

11.1 General. Except as provided in Schedule 11.1, each award granted under the Air Products Stock Plan that is outstanding immediately prior to the Separation Time and that is held by Versum Employee or Inactive Versum Employee shall be treated in accordance with this Article 11.

11.2 Options.

(a) Adjusted Air Products Options. Each Air Products Option that is outstanding immediately prior to the Separation Time and that is held by an Inactive Versum Employee, a Retirement Eligible Versum Employee or a Transitional Employee shall be adjusted as of the Separation Time (and shall thereafter be referred to as an “Adjusted Air Products Option”) in a manner that complies with the requirements of Sections 424 and 409A of the Code as follows:

(i) The number of shares of Air Products common stock subject to each Adjusted Air Products Option shall be equal to the product (rounded down to the nearest whole share on an aggregated basis) of (A) the number of shares of Air Products common stock subject to the corresponding Air Products Option immediately prior to the Separation Time and (B) a fraction, the numerator of which is the Air Products Pre-Distribution Stock Price and the denominator of which is the Air Products Post-Distribution Stock Price (such fraction, the “Air Products Ratio”).

(ii) The exercise price per share for each Adjusted Air Products Option shall be equal to (rounded up to the nearest whole cent) (A) the exercise price per share of the corresponding Air Products Option immediately prior to the Separation Time divided by (B) the Air Products Ratio.

(iii) Each Adjusted Air Products Option shall otherwise be subject to the same terms, vesting conditions, exercise procedures, expiration dates and termination provisions and other terms and conditions as were in effect immediately prior to the Separation Time for the corresponding Air Products Option, provided that: (A) for purposes of the vesting conditions of each Adjusted Air Products Option held by a Retirement Eligible Versum Employee or Transitional Employee that is unvested as of the Separation Time, continued service with Versum or another member of the Versum Group, as the case may be, shall be considered continued service with Air Products and (B) each Adjusted Air Products Option held by a Retirement Eligible Versum Employee that is vested as of the Separation Time or that becomes vested after the Separation Time shall remain exercisable through the expiration of the original term of the corresponding Air Products Option.

(b) Versum Options. Each Air Products Option that is outstanding immediately prior to the Separation Time and that is held by a Versum Employee (other than a Retirement Eligible Versum Employee or Transitional Employee) shall, as of the Separation Time, be cancelled and immediately replaced with a Versum Option in a manner that complies with the requirements of Sections 424 and 409A of the Code as follows:

(i) The number of shares of Versum common stock subject to each Versum Option shall be equal to the product (rounded down to the nearest whole share on an aggregated basis) of (A) the number of shares of Air Products common stock subject to the corresponding Air Products Option immediately prior to the Separation Time and (B) a fraction, the numerator of which is the Air Products Pre-Distribution Stock Price and the denominator of which is the Versum Stock Price (such fraction, the “Versum Ratio”).

(ii) The exercise price per share for each Versum Option shall be equal to (rounded up to the nearest whole cent) (A) the exercise price of the corresponding Air Products Option immediately prior to the Separation Time divided by (B) the Versum Ratio.

(iii) Each Versum Option shall otherwise be subject to the same terms, vesting conditions, exercise procedures, expiration dates and termination provisions and other terms and conditions as were in effect immediately prior to the Separation Time for the corresponding Air Products Option, provided that, for purposes of the vesting conditions of each Versum Option that is unvested as of the Separation Time, any requirement for continued service by the holder of such Versum Option shall be satisfied by continued service with Versum or another member of the Versum Group, as the case may be.

11.3 Restricted Stock Units.

(a) Adjusted Air Products Restricted Stock Units. Each Air Products Restricted Stock Unit that is outstanding immediately prior to the Separation Time and that is held by an Inactive Versum Employee or a Transitional Employee shall be adjusted as of the Separation Time (and shall thereafter be referred to as an “Adjusted Air Products Restricted Stock Unit”) as follows:

(i) The number of shares of Air Products common stock subject to each Adjusted Air Products Restricted Stock Unit shall be equal to the product (rounded up to the nearest whole share on an aggregated basis) of (A) the number of shares of Air Products common stock subject to the corresponding Air Products Restricted Stock Unit immediately prior to the Separation Time and (B) the Air Products Ratio.

(ii) Each Adjusted Air Products Restricted Stock Unit shall be subject to the same terms, vesting conditions, issuance dates and method of distribution and other terms and conditions as were in effect immediately prior to the Separation Time for the corresponding Air Products Restricted Stock Unit, provided that, for purposes of the vesting conditions of each Adjusted Air Products Restricted Stock Unit held by a Transitional Employee that is unvested as of the Separation Time, continued service with Versum or another member of the Versum Group, as the case may be, shall be considered continued service with Air Products.

(b) Versum Restricted Stock Units. Each Air Products Restricted Stock Unit that is outstanding immediately prior to the Separation Time and that is held by a Versum Employee (other than a Transitional Employee) shall, as of the Separation Time, be cancelled and immediately replaced with a Versum Restricted Stock Unit, as follows:

(i) The number of shares of Versum common stock subject to each Versum Restricted Stock Unit shall be equal to the product (rounded up to the nearest whole share on an aggregated basis) of (A) the number of shares of Air Products common stock subject to the corresponding Air Products Restricted Stock Unit immediately prior to the Separation Time and (B) the Versum Ratio.

(ii) Each Versum Restricted Stock Unit shall otherwise be subject to the same terms, vesting conditions, exercise procedures, expiration dates and termination provisions and other terms and conditions as were in effect immediately prior to the Separation Time for the corresponding Air

Products Restricted Stock Unit, provided that, for purposes of the vesting conditions of each Versum Restricted Stock Unit that is unvested as of the Separation Time, any requirement for continued service by the holder of such Versum Restricted Stock Unit shall be satisfied by continued service with Versum or another member of the Versum Group, as the case may be.

11.4 Performance Shares.

(a) Adjusted Air Products 2014 Performance Shares. Each Air Products Performance Share subject to a three fiscal year performance period ending September 30, 2016 that is outstanding immediately prior to the Separation Time and that is held by an Inactive Versum Employee or a Transitional Employee shall be adjusted as of the Separation Time (and shall thereafter be referred to as an “Adjusted Air Products 2014 Performance Share”) as follows:

(i) The target number of shares of Air Products common stock subject to each Adjusted Air Products 2014 Performance Share shall be equal to the product (rounded up to the nearest whole share on an aggregated basis) of (A) the target number of shares of Air Products common stock subject to the corresponding Air Products 2014 Performance Share immediately prior to the Separation Time and (B) the Air Products Ratio.

(ii) Each Adjusted Air Products 2014 Performance Share shall be subject to the same terms, vesting conditions, earn out schedule, issuance dates and method of distribution and other terms and conditions as were in effect immediately prior to the Separation Time for the corresponding Air Products 2014 Performance Share, provided that, for purposes of the vesting conditions of each Adjusted Air Products 2014 Performance Share held by a Transitional Employee that is unvested as of the Separation Time, continued service with Versum or another member of the Versum Group, as the case may be, shall be considered continued service with Air Products. The total number of Adjusted Air 2014 Performance Shares earned shall be based on actual achievement of the applicable payout factor (based on Air Products performance metrics) with respect to such shares, as determined by the Management Development and Compensation Committee of the Air Products Board in accordance with the terms and conditions of such shares.

(b) Adjusted Air Products 2015 Performance Shares. Each Air Products Performance Share subject to a three fiscal year performance period ending September 30, 2017 that is outstanding immediately prior to the Separation Time and that is held by an Inactive Versum Employee or a Transitional Employee shall be adjusted as of the Separation Time (and shall thereafter be referred to as an “Adjusted Air Products 2015 Performance Share”) as follows:

(i) The target number of shares of Air Products common stock subject to each Adjusted Air Products 2015 Performance Share shall be equal to the product (rounded up to the nearest whole share on an aggregated basis) of (A) the target number of shares of Air Products common stock subject to the corresponding Air Products 2015 Performance Share immediately prior to the Separation Time and (B) the Air Products Ratio.

(ii) Each Adjusted Air Products 2015 Performance Share shall be subject to the same terms, vesting conditions, earn out schedule, issuance dates and method of distribution and other terms and conditions as were in effect immediately prior to the Separation Time for the corresponding Air Products 2015 Performance Share, provided that, for purposes of the vesting conditions of each Adjusted Air Products 2015 Performance Share held by a Transitional Employee that is unvested as of the Separation Time, continued service with Versum or another member of the Versum Group, as the case may be, shall be considered continued service with Air Products. The total number of Adjusted Air Products 2015 Performance Shares earned shall be based on actual achievement of the applicable payout factor with respect to such shares, as determined by the Management Development and Compensation Committee of the Air Products Board in accordance with the terms and conditions of such shares, provided that for purposes of calculating the Air Products relative total shareholder return for the applicable performance period, the Distribution shall be treated as a dividend that is reinvested in additional shares of Air Products common stock at the Versum Stock Price.

(c) Adjusted Air Products 2016 Performance Shares. Each Air Products Performance Share subject to a three fiscal year performance period ending September 30, 2018 that is outstanding immediately prior to the Separation Time and that is held by an Inactive Versum Employee or a Transitional Employee shall be adjusted as of the Separation Time (and shall thereafter be referred to as an “Adjusted Air Products 2016 Performance Share”) as follows:

(i) The target number of shares of Air Products common stock subject to each Adjusted Air Products 2016 Performance Share shall be equal to the product (rounded up to the nearest whole share on an aggregated basis) of (A) the target number of shares of Air Products common stock subject to the corresponding Air Products 2016 Performance Share immediately prior to the Separation Time and (B) the Air Products Ratio.

(ii) Each Adjusted Air Products 2016 Performance Share shall be subject to the same terms, vesting conditions, earn out schedule, issuance dates and method of distribution and other terms and conditions as were in effect immediately prior to the Separation Time for the corresponding Air Products 2016 Performance Share, provided that, for purposes of the vesting conditions of each Adjusted Air Products 2016 Performance Share held by a Transitional Employee that is unvested as of the Separation Time, continued service with Versum or another member of the Versum Group, as the case may be, shall be considered continued service with Air Products. The total number of Adjusted Air 2016 Performance Share earned shall be based on actual achievement of the applicable payout factor with respect to such shares, as determined by the Management Development and Compensation Committee of the Air Products Board in accordance with the terms and conditions of such shares, provided that for purposes of calculating the Air Products relative total shareholder return for the applicable performance period, the Distribution shall be treated as a dividend that is reinvested in additional shares of Air Products common stock at the Versum Stock Price.

(d) Versum 2014 Performance Shares. Each Air Products Performance Share subject to a three fiscal year performance period ending September 30, 2016 that is outstanding immediately prior to the Separation Time and that is held by a Versum Employee (other than a Transitional Employee) shall, as of the Separation Time, be cancelled and immediately replaced with a Versum 2014 Performance Share, as follows:

(i) The target number of shares of Versum common stock subject to each Versum 2014 Performance Share shall be equal to the product (rounded up to the nearest whole share on an aggregated basis) of (A) the target number of shares of Air Products common stock subject to the corresponding Air Products 2014 Performance Share immediately prior to the Separation Time and (B) the Versum Ratio.

(ii) Each Versum 2014 Performance Share shall otherwise be subject to the same terms, vesting conditions, earn out schedule, issuance dates and method of distribution and other terms and conditions as were in effect immediately prior to the Separation Time for the corresponding Air Products 2014 Performance Share, provided that, for purposes of the vesting conditions of each Versum 2014 Performance Share that is unvested as of the Separation Time, any requirement for continued service by the holder of such Versum 2014 Performance Share shall be satisfied by continued service with Versum or another member of the Versum Group, as the case may be. The total number of Versum 2014 Performance Shares earned shall be based on actual achievement of the applicable payout factor (based on Air Products performance metrics) with respect to such shares, as determined by the Management Development and Compensation Committee of the Air Products Board in accordance with the terms and conditions of such shares and communicated to Versum as soon as practicable following such determination.

(e) Versum 2015 Performance Shares. Each Air Products Performance Share subject to a three fiscal year performance period ending September 30, 2017 that is outstanding immediately prior to the Separation Time and that is held by a Versum Employee (other than a Transitional Employee) shall, as of the Separation Time, be cancelled and immediately replaced with a Versum 2015 Performance Share, as follows:

(i) The target number of shares of Versum common stock subject to each Versum 2015 Performance Share shall be equal to the product (rounded down to the nearest whole share on an aggregated basis) of (A) the target number of shares of Air Products common stock subject to the corresponding Air Products 2015 Performance Share immediately prior to the Separation Time and (B) the Versum Ratio.

(ii) Each Versum 2015 Performance Share shall otherwise be subject to the same terms, vesting conditions, earn out schedule, issuance dates and method of distribution and other terms and conditions as were in effect immediately prior to the Separation Time for the corresponding Air Products 2015 Performance Share, provided that, for purposes of the vesting conditions of each Versum 2015 Performance Share that is unvested as of the Separation Time, any requirement for continued service by the holder of such Versum 2015 Performance Share shall be satisfied by continued service with Versum or another member of the Versum Group, as the case may be, and provided further that achievement of the applicable payout factor with respect to such shares shall be calculated based on the achievement of metrics to be determined by the Compensation Committee of the Versum Board, with due consideration given to Air Product’s relative total shareholder return performance from the beginning of the applicable performance period through the date immediately preceding the Distribution Date.

(f) Versum 2016 Performance Shares. Each Air Products Performance Share subject to a three fiscal year performance period ending September 30, 2018 that is outstanding immediately prior to the Separation Time and that is held by a Versum Employee (other than a Transitional Employee) shall, as of the Separation Time, be cancelled and immediately replaced with a Versum 2016 Performance Share, as follows:

(i) The number of shares of Versum common stock subject to each Versum 2016 Performance Share shall be equal to the product (rounded up to the nearest whole share on an aggregated basis) of (A) the target number of shares of Air Products common stock that could be earned subject to the corresponding Air Products 2016 Performance Shares immediately prior to the Separation Time and (B) the Versum Ratio.

(ii) Each Versum 2016 Performance Share shall otherwise be subject to the same terms, vesting conditions, earn out schedule and method of distribution and other terms and conditions as were in effect immediately prior to the Separation Time for the corresponding Air Products 2016 Performance Share, provided that, for purposes of the vesting conditions of each Versum 2016 Performance Share that is unvested as of the Separation Time, any requirement for continued service by the holder of such Versum 2016 Performance Share shall be satisfied by continued service with Versum or another member of the Versum Group, as the case may be, and provided further that achievement of the applicable payout factor with respect to such shares shall be calculated based on the achievement of metrics to be determined by the Compensation Committee of the Versum Board.

11.5 Restricted Shares. Each holder of an Air Products Restricted Share that is outstanding immediately prior to the Separation Time shall receive the appropriate number of unrestricted shares of Versum common stock in the Distribution in accordance with Article 4 of the Separation Agreement as if the holder of such Air Products Restricted Share was a Record Holder. Following the Distribution, each Air Products Restricted Share shall remain subject to the same terms, vesting conditions, termination provisions and other terms and conditions as were in effect immediately prior to the Separation Time, provided that for purposes of the vesting conditions of each Air Products Restricted Share held by a Versum Employee that is unvested as of the Separation Time, continued service with Versum or another member of the Versum Group, as the case may be, shall be considered continued service with Air Products.

11.6 Director Deferred Stock Units. Each holder of an Air Products Director Deferred Stock Unit that is outstanding immediately prior to the Separation Time shall receive a number of Versum Director Deferred Stock Units (rounded up to the nearest whole share on an aggregated basis) equal to the quotient obtained by dividing (A) the number of Air Products Director Deferred Stock Units held by such holder immediately prior to the Separation Time by (B) 2. Each Versum Director Deferred Stock Unit shall otherwise be subject to the same terms, payment schedules, dividend reinvestment provisions and other terms and conditions as were in effect immediately prior to the Separation Time for the corresponding Air Products Director Deferred Stock Unit.

11.7 Approval of Plans. Prior to the Separation Time, Air Products shall cause Versum to adopt the Versum Stock Plan and the Versum Deferred Compensation Program for Directors.

11.8 Registration. The Parties shall use commercially reasonable efforts to maintain effective registration statements with respect to the awards described in this Article 11 to the extent that any such registration statement is required by applicable Law.

11.9 Equity-Related Tax Matters. Air Products shall be entitled to claim any compensation deduction associated with the exercise by a holder of an Air Products Option, the vesting of an Air Products Restricted Share or the settlement of an Air Products Restricted Stock Unit, Performance Share or Director Deferred Stock Unit, as the case maybe, on any duly filed US federal, state or local income tax return for the year of exercise, vesting or settlement, as the case may be, and neither Versum nor any of its Affiliates shall take any inconsistent position in connection therewith. If, notwithstanding the foregoing, a Final Determination shall provide that the benefit of a tax deduction related to the payment of such compensation shall not belong to Air Products but to Versum, then with respect to any such compensation deduction claimed during the taxable year or years covered by such Final Determination as well as any such compensation deduction claimed during subsequent taxable years on any previously filed income tax return, Versum (i) shall be entitled to claim the benefit of the deduction on any applicable income tax return (including any amended income tax return) and (ii) shall, in any event, pay to Air Products within 30 days from the date of such Final Determination an amount equal to the incremental income tax payable by Air Products as a result of the loss of such deduction, as well as any interest payable by Air Products with respect to such incremental income tax, each as determined by Air Products in its reasonable judgment. To the extent that any Air Products Option that is subject to this Agreement has not yet been exercised, any Air Products Restricted Share that is subject to this Agreement has not vested, or any Air Products Restricted Stock Unit, Performance Shares or Director Deferred Stock Unit that is subject to this Agreement has not yet been settled, in each case at the time such Final Determination occurs, then to the extent that such Final Determination would be inconsistent with Air Products receiving the benefit of any tax deduction related to the payment of such compensation upon such exercise, vesting or settlement, (i) Air Products shall not claim the benefit of any associated deduction on its tax return for the year of exercise, vesting or settlement, as applicable, (ii) Versum shall be entitled to claim the benefit of the deduction on any applicable income tax return for the year of exercise, vesting or settlement and (iii) in any event, Versum shall pay to Air Products within 30 days of the such exercise, vesting or settlement an amount equal to the product of (x) the tax deduction resulting from such compensation and (y) the combined federal, state and local tax rates applicable to Air Products for the year of such exercise, vesting or settlement, in each case as determined by Air Products in its reasonable judgment.

ARTICLE XII

SEPARATION PAY; VACATION; UNEMPLOYMENT INSURANCE

12.1 Separation Pay. Versum shall assume and be solely responsible for all Liabilities with respect to severance benefits attributable to the termination of employment after the Employee Transfer Date of Versum Employees (other than Transitional Employees), to the extent such individual is eligible for severance pursuant to the terms of the Versum severance pay plan or policy as in effect as of the date of the employee’s termination of employment.

12.2 Vacation Benefits. Versum or another member of Versum Group shall assume and honor all vacation time accrued but not yet taken by Versum Employees as of the Employee Transfer Date (including banked vacation).

12.3 Unemployment Insurance Program; Other Arrangements. No later than the Plan Transition Date, Versum shall use its commercially reasonable best efforts to procure an agreement with an unemployment insurance vendor to provide unemployment insurance for Versum Employees where such coverage was maintained by Air Products for the Versum Employees immediately prior to the Plan Transition Date. No later than the Plan Transition Date, Versum or another member of Versum Group shall undertake the negotiations specified in Schedule 12.3.

ARTICLE XIII

OTHER EMPLOYMENT-RELATED MATTERS

13.1 Confidentiality and Proprietary Information. No provision of the Separation Agreement or any Ancillary Agreement shall be deemed to release any individual, and the Versum Group shall not have the ability to release any individual, for any violation of the Air Products non-competition guidelines or any agreement or policy pertaining to confidential or proprietary information of any member of the Air Products Group, or otherwise relieve any individual of his or her obligations under such non-competition guidelines, agreement or policy, provided that service with the Versum Group shall not constitute a violation of any such non-competition guidelines.

ARTICLE XIV

CERTAIN PAYROLL AND TAX MATTERS

14.1 Payroll and Withholding.

(a) Accrued Payroll. Air Products shall retain all Liabilities related to payroll with respect to Versum Employees, to the extent such Liabilities relate to service prior to the Employee Transfer Date, and shall pay such amounts on or after the Employee Transfer Date in accordance with its standard payroll practices. Effective as of the Separation Time, Versum Group shall establish its own payroll system for Versum Employees.

(b) Income Reporting, Withholding. Air Products and Versum shall, to the extent practicable, (i) treat Versum (or a member of Versum Group designated by Versum) as a “successor employer” and Air Products (or the appropriate Air Products Group member) as a “predecessor,” within the meaning of Sections 3121(a)(1) and 3306(b)(1) of the Code, with respect to Versum Employees for purposes of taxes imposed under the United States Federal Unemployment Tax Act or the United States Federal Insurance Contributions Act, and (ii) cooperate with each other to avoid, to the extent possible, the filing of the more than one IRS Form W-2 with respect to each Versum Employee for the year in which the Distribution occurs. Without limiting in any manner the obligations and Liabilities of the parties under the Tax Matters Agreement, Air Products, each Air Products Group member, Versum and each Versum Group member shall each bear its responsibility for payroll tax obligations and for the proper reporting to the appropriate governmental authorities of compensation earned by their respective employees after the Employee Transfer Date, including compensation related to the exercise of options or the vesting, settlement or exercise of other equity awards, subject to Section 11.9 hereof.

(c) Delivery of, and Access to, Documents and Other Information. Concurrently with the Employee Transfer Date, Air Products shall cause to be delivered to Versum the employee information set forth on all withholding certificates executed by Versum Employees as of the Employee Transfer Date. For such period as Air Products and Versum may mutually agree in writing, Air Products shall make reasonably available to Versum all forms, documents or information, no matter in what format stored, relating to compensation or payments made to any Versum Employee. Such information may include, but is not limited to, information concerning employee payroll deductions, payroll adjustments, records of time worked, tax records (e.g., Forms W-2, 1099, W-4, 940 and 941 and applicable counterparts in other jurisdictions), and information concerning garnishment of wages or other payments.

(d) Consistency of Tax Positions; Duplication. Air Products and Versum shall individually and collectively make commercially reasonable best efforts to avoid unnecessarily duplicated federal, state or local payroll taxes, insurance or workers’ compensation contributions, or unemployment contributions arising on or after the Employee Transfer Date. Air Products and Versum shall cooperate with a view toward taking consistent reporting and withholding positions with respect to any such taxes or contributions.

14.2 Personnel and Pay Records. Notwithstanding anything to the contrary in the Separation Agreement, to the extent permitted by applicable Law, the original of all records created prior to the Employee Transfer Date set forth in the personnel files of Versum Employees (including, but not limited to, information regarding such employee’s ranking or promotions, the existence and nature of garnishment orders or other judicial or administrative actions or orders affecting the employee’s compensation, and performance evaluations) shall be transferred to the applicable member of Versum Group as of the Employee Transfer Date. The originals of all personnel records of all Former Versum Employees shall remain with the applicable member of the Air Products Group; provided that Air Products shall permit Versum or its Affiliates or successors or their authorized representatives to have full access to all such personnel records to the extent reasonably necessary in order for the members of Versum Group or its successors to respond to a subpoena, court order, audit, investigation or otherwise as required by applicable Law or in connection with any pending or threatened lawsuits, actions, arbitrations, claims, complaints, investigations or other proceedings. Versum or its Affiliates (or their respective successors) shall retain the personnel records for a period of at least ten (10) years following the Distribution. The members of Versum Group shall permit Air Products and its authorized representatives to have full access upon reasonable notice during normal business hours to all the personnel records during the ten (10) year retention period in order for the members of the Air Products Group to respond to a subpoena, court order, audit or investigation, to obtain data for pension or other benefits, or otherwise as required by applicable Law, and the members of Versum Group shall provide Air Products, upon the reasonable request of Air Products and at the expense of Air Products, with copies of such personnel records.

ARTICLE XV

ADMINISTRATIVE PROVISIONS

15.1 Sharing of Participant Information. In addition to the responsibilities and obligations of Air Products and Versum specified in the Separation Agreement and the schedules thereto, Air Products and Versum shall share, or cause to be shared, all participant information that is necessary or appropriate for the efficient and accurate administration of each of the Air Products Plans and Versum Plans during the respective periods applicable to such Plans as Versum and Air Products may mutually agree, subject to applicable Laws (including those with respect to privacy, confidentiality and data protection). Subject to such Laws, Air Products and Versum and their respective authorized agents shall be given reasonable and timely access to, and may make copies of, all information relating to the subjects of this Agreement in the custody of the other party or its agents, to the extent necessary or appropriate for such administration.

15.2 Audits Regarding Vendor Contracts. From the period beginning on the Plan Transition Date and ending on such date as Air Products and Versum may mutually agree in writing, Air Products and Versum and their duly authorized representatives shall have the right to conduct joint audits with respect to any vendor contracts that relate to both the Air Products Health and Welfare Plans and the Versum Health and Welfare Plans. The scope of such audits shall encompass the review of all correspondence, account records, claim forms, canceled drafts (unless retained by the bank), provider bills, medical records submitted with claims, billing corrections, vendor’s internal corrections of previous errors and any other documents or instruments relating to the services performed by the vendor under the applicable vendor contracts. Air Products and Versum shall agree on the performance standards, audit methodology, auditing policy and quality measures, reporting requirements, and the manner in which costs incurred in connection with such audits will be shared.

15.3 Regulatory Matters. Air Products and Versum shall make such filings and applications to regulatory agencies, including the IRS and DOL, as may be necessary or appropriate in connection with the transactions contemplated by this Agreement. Versum and Air Products shall cooperate fully with one another on any issue relating to the transactions contemplated by this Agreement for which Air Products and/or Versum elects to seek a determination letter or private letter ruling from the IRS, an advisory opinion from the DOL or other ruling from a local regulatory agency.

15.4 Fiduciary Matters. Air Products and Versum each acknowledge that actions contemplated to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable Law, and no party shall be deemed to be in violation of this Agreement if such party fails to comply with any provisions hereof based upon such party’s good faith determination that to do so would violate such a fiduciary duty or standard.

15.5 Consent of Third Parties. If any provision of this Agreement is dependent on the consent of any third party (such as a vendor) and such consent is withheld, Air Products and Versum shall use their commercially reasonable best efforts to implement the applicable provision. If any provision of this Agreement cannot be implemented due to the failure of such third party to consent, Air Products and Versum shall negotiate in good faith to implement the provision in a mutually satisfactory manner.

ARTICLE XVI

GENERAL PROVISIONS

16.1 Cooperation.

(a) Duties of Versum. Following the Distribution, Versum shall cooperate, and shall cause the members of the Versum Group to cooperate, fully with the members of the Air Products Group in the prosecution, defense and settlement of any claims for which any member of the Air Products Group retains Liability under this Agreement. Such cooperation shall include (i) affording the applicable member of the Air Products Group, its counsel and its other representatives reasonable access, upon reasonable written notice during normal business hours, to all relevant personnel, properties, books, contracts, commitments and records, (ii) furnishing promptly to the applicable member of the Air Products Group, its counsel and its other representatives such information as they reasonably requested, and (iii) providing any other assistance to the applicable member of the Air Products Group, its counsel and its other representatives as they reasonably request. Air Products shall reimburse Versum for reasonable costs and expenses incurred in assisting Air Products pursuant to this Subsection 16.1(a).

(b) Duties of Air Products. Following the Distribution, Air Products shall cooperate, and shall cause the members of the Air Products Group to cooperate, fully with the members of the Versum Group in the prosecution, defense and settlement of any claims for which any member of the Versum Group assumes Liability under this Agreement. Such cooperation shall include (i) affording the applicable member of the Versum Group, its counsel and its other representatives reasonable access, upon reasonable written notice during normal business hours, to all relevant personnel, properties, books, contracts, commitments and records, (ii) furnishing promptly to the applicable member of the Versum Group, its counsel and its other representatives such information as they reasonably request, and (iii) providing any other assistance to the applicable member of the Versum Group, its counsel and its other representatives as they reasonably request. Versum shall reimburse Air Products for reasonable costs and expenses incurred in assisting Versum pursuant to this Subsection 16.1(b).

16.2 Relationship of Parties. Nothing in this Agreement shall be deemed or construed by the Parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the Parties, the understanding and agreement being that no provision contained herein, and no act of the Parties, shall be deemed to create any relationship between the Parties other than the relationship set forth herein.

16.3 Affiliates. Each of Air Products and Versum shall cause to be performed, and hereby guarantee the performance of, any and all actions of the members of the Air Products Group or Versum Group, respectively.

16.4 No Third Party Remedies. The provisions of this Agreement are solely for the benefit of the Parties and are not intended to confer upon any Person (including employees of the Parties hereto) except the Parties any rights or remedies hereunder, and there are no third party beneficiaries of this Agreement and this Agreement shall not provide any third person (including employees of the Parties) with any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

16.5 Governing Law. This Agreement and any dispute arising out of, in connection with or relating to this Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof that would compel the application of the laws of another jurisdiction. Each Party hereto agrees that the appropriate, exclusive and convenient forum for any disputes between any of the parties hereto arising out of this Agreement or the transactions contemplated hereby shall be in any state or federal court in the State of Delaware.

16.6 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination, the Parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the Parties.

16.7 Amendment and Termination. This Agreement may be amended or terminated at any time prior to the Distribution by and in the sole discretion of Air Products without the approval of Versum. This Agreement may be amended at any time on after the Distribution by mutual consent signed in writing by Air Products and Versum.

16.8 Conflict. In the event of any conflict between the provisions of this Agreement and the Separation Agreement, any Ancillary Agreement, or Plan, the provisions of this Agreement shall control.

16.9 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party. Execution of this Agreement or any other documents pursuant to this Agreement by facsimile or other electronic copy of a signature shall be deemed to be, and shall have the same effect as, executed by an original signature.